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                                                                    Exhibit 99.1



                 CHARLES RIVER LABORATORIES INTERNATIONAL, INC.


                               2000 INCENTIVE PLAN

                        INLAND REVENUE APPROVED RULES FOR

                                  UK EMPLOYEES


                                (THE "SUB-PLAN")










                    Adopted by the Company on: 10th July 2001


                       Approved by the Inland Revenue on:


                       Inland Revenue reference no: X21610










                             PRICEWATERHOUSECOOPERS
                                  ONE KINGSWAY
                                CARDIFF CF10 3PW

                                TEL: 02920 237000
                                FAX: 02920 802400

                                  REF: SQ/JJ/SL


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                                    SCHEDULE


                  CHARLES RIVER LABORATORIES INTERNATIONAL, INC
                               2000 INCENTIVE PLAN
                        INLAND REVENUE APPROVED RULES FOR
                                  UK EMPLOYEES
                                (THE "SUB-PLAN")



1.   GENERAL

     This schedule to the Charles River Laboratories International, Inc. 2000 Incentive Plan ("the Plan") sets out the Inland Revenue Approved Rules for UK Employees ("the Sub-Plan").

2.   ESTABLISHMENT OF THE SUB-PLAN

     Charles River Laboratories International, Inc. ("the Company") has established the Sub-Plan under Section 7 of the Plan, which authorises the Company to establish Sub-Plans to the Plan.

3.   PURPOSE OF THE SUB-PLAN

     The purpose of the Sub-Plan is to enable the grant to, and subsequent exercise by, employees and directors in the United Kingdom, on a tax favoured basis, of Options to acquire Shares in the Company under the Plan.

4.   INLAND REVENUE APPROVAL OF THE SUB-PLAN

     The Sub-Plan is intended to be approved by the Inland Revenue under
     Schedule 9 to ICTA 1988.

5.   RULES OF THE SUB-PLAN

     The rules of the Plan, in their present form and as amended from time to time, shall, with the modifications set out in this schedule, form the rules of the Sub-Plan. In the event of any conflict between the rules of the Plan and this schedule, the schedule shall prevail.

6.   RELATIONSHIP OF THE SUB-PLAN TO THE PLAN

     The Sub-Plan shall form part of the Plan and not a separate and independent plan.

7.   INTERPRETATION

     In the Sub-Plan, unless the context otherwise requires, the following words and expressions have the following meanings:


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     ACQUIRING COMPANY     a company which obtains Control of the Company in the
                           circumstances referred to in rule 26;

     APPROVAL DATE         the date on which the Sub-Plan is approved by the
                           Inland Revenue under Schedule 9 to ICTA 1988;

     ASSOCIATED COMPANY    the meaning given to that expression by section
                           187(2) of ICTA 1988;

     CLOSE COMPANY         the meaning given to that expression by section
                           414(1) of, and paragraph 8 of Schedule 9 to, ICTA
                           1988;

     CONSORTIUM            the meaning given to that word by section 187(7) of
                           ICTA 1988;

     CONTROL the meaning given to that word by section 840 of ICTA 1988 and "Controlled" shall be construed accordingly;

     DATE OF GRANT         the date on which an Option is granted to an Eligible
                           Employee determined in accordance with the Grant
                           Documentation;

     ELIGIBLE EMPLOYEE     an individual who falls within Section 3 of the Plan
                           and who is:

                           (a) an employee of the Company or a company
                               participating in the Sub-Plan; or

                           (b) a director of the Company or a company
                               participating in the Sub-Plan who is contracted to work at least 25 hours per week for the Company and its subsidiaries or any of them (exclusive of meal breaks)

                           and who, in either case, does not have at the Date of Grant of an Option, and has not had during the preceding twelve months, a Material Interest in a Close Company which is the Company or a company which has Control of the Company or a member of a Consortium which owns the Company;


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     GRANT DOCUMENTATION   the documentation issued to an Option Holder at the
                           time an Option is granted including an award agreement and any certificate or grant notice;

     ICTA 1988             the Income and Corporation Taxes Act 1988;

     MARKET VALUE          (a) in the case of an Option granted under the
                               Sub-Plan:

                               (i) if at the relevant time the Stock is listed
                                   on the London or New York Stock Exchange the mean between the highest and lowest reported sale prices of a Share on the London or New York Stock Exchange as reported in the Financial Times or Wall Street Journal respectively, for the dealing day immediately preceding the Date of Grant of the Option;

                              (ii) if paragraph (i) does not apply, the market
                                   value of a share as determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance with the Inland Revenue Shares Valuation Division on the Date of Grant of the Option or such earlier date or dates (not being more than thirty days before the Date of Grant) as may be agreed with the Board of the Inland Revenue;

                           (b) in the case of an option granted under any other
                               share option scheme, the market value of an ordinary share in the capital of the Company determined under the rules of such scheme for the purpose of the grant of the option;

     MATERIAL INTEREST     the meaning given to that expression by section
                           187(3) of ICTA 1988;

     NEW OPTION            an option granted by way of exchange under rule 26.1;

     NEW SHARES            the shares subject to a New Option referred to in
                           rule 26.1;


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     OPTION                 a subsisting right to acquire Shares granted under
                            the Sub-Plan;


     OPTION HOLDER          an individual who holds an Option or, where the
                            context permits, his legal personal representatives;


     ORDINARY SHARE CAPITAL the meaning given to that expression by section
                            832(1) of ICTA 1988;

     SHARES                 Shares of stock; and

     STOCK EXCHANGE         One of the following exchanges:

                            (a) the London Stock Exchange;

                            (b) the New York Stock Exchange;

                            (c) the Alternative Investment Market; or

                            (d) another "recognised stock exchange" (as that
                                expression is defined in the Financial Services Act 1986).



In this schedule, unless the context otherwise requires:

               words and expressions not defined above have the same meanings as are given to them in the Plan;

               the rule headings are inserted for ease of reference only and do not affect their interpretation;

               a reference to a rule is a reference to a rule in this schedule;

               the singular includes the plural and vice-versa and the masculine includes the feminine; and

               a reference to a statutory provision is a reference to a United Kingdom statutory provision and includes any statutory modification, amendment or re-enactment thereof.

8.   COMPANIES PARTICIPATING IN THE SUB-PLAN

     The companies participating in the Sub-Plan shall be the Company and any company Controlled by the Company which has been nominated by the Company to participate in the Sub-Plan.


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9.   SHARES USED IN THE SUB-PLAN

     The Shares shall form part of the Ordinary Share Capital of the Company and shall at all times comply with the requirements of paragraphs 10 to 14 of
     Schedule 9 to ICTA 1988.

10.  GRANT OF OPTIONS

     An Option granted under the Sub-Plan shall be granted under and subject to the rules of the Plan as modified by this schedule.

11.  IDENTIFICATION OF OPTIONS

     It shall be expressly stated in the Grant Documentation issued in respect of an Option that such documentation is issued in respect of an Option. An Option which is not so identified shall not constitute an Option.

12.  CONTENTS OF GRANT DOCUMENTATION

     The Grant Documentation issued in respect of an Option shall state:

     12.1 that the grant is in respect of the Option;

     12.2 the date of grant of the Option;

     12.3 the number of Shares subject to the Option;

     12.4 the exercise price under the Option;

     12.5 any performance target or other condition imposed on the exercise of the Option; and

     12.6 the date(s) on which the Option will ordinarily become exercisable.

13.  EARLIEST DATE FOR GRANT OF OPTIONS

     An Option may not be granted earlier than the Approval Date.

14.  PERSONS TO WHOM OPTIONS MAY BE GRANTED

     An Option may not be granted to an individual who is not an Eligible Employee at the Date of Grant.

15.  OPTIONS NON TRANSFERABLE

     Not withstanding section 4.a.(4) of the Plan, an Option shall be personal to the Eligible Employee to whom it is granted and, subject to rule 25, shall not be capable of being transferred, charged or otherwise alienated and shall lapse immediately if the Option Holder purports to transfer, charge or otherwise alienate the Option.


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16.  LIMIT ON NUMBER OF SHARES PLACED UNDER OPTION UNDER THE SUB-PLAN

     For the avoidance of doubt, Shares placed under Option under the Sub-Plan shall be taken into account for the purpose of subsection 2(a) of the Plan.

17.  INLAND REVENUE LIMIT ((POUND)30,000)

     Notwithstanding section 2.c of the Plan, an Option may not be granted to an Eligible Employee if the result of granting the Option would be that the aggregate Market Value of the Shares subject to all outstanding options granted to him under the Sub-Plan or any other share option scheme established by the Company or an Associated Company and approved by the Board of Inland Revenue under Schedule 9 to ICTA 1988 (other than a savings related share option scheme) would exceed sterling (pound)30,000 or such other limit as may from time to time be specified in paragraph 28 of
     Schedule 9 to ICTA 1988. For this purpose, the United Kingdom sterling equivalent of the market value of a Share on any day shall be determined by taking the spot sterling/US dollar exchange rate for that day as shown in the Financial Times. If the grant of an Option would otherwise cause the limit in this rule 17 to be exceeded, it shall take effect as the grant of an Option under the Sub-Plan over the highest number of Shares which does not cause the limit to be exceeded together with the grant of an Option under the Plan over the balance of the Shares.

18.  EXERCISE PRICE UNDER OPTIONS

     Notwithstanding subsection 4b.(2) of the Plan, the amount payable per Share on the exercise of an Option shall not be less than the Market Value of a Share on the Date of Grant and shall be stated on the Date of Grant.

19.  PERFORMANCE TARGET OR OTHER CONDITION IMPOSED ON EXERCISE OF AN OPTION

     Any performance target or other condition imposed on the exercise of an Option under subsection 4.a.(2) and 4.a.(5) of the Plan shall be:

     19.1 objective;

     19.2 such that, once satisfied, the exercise of the Option is not subject to the discretion of any person; and

     19.3 stated on the Date of Grant.

     If an event occurs as a result of which the Administrator considers that a performance target or other condition imposed on the exercise of an Option is no longer appropriate and substitutes, varies or waives under Section 1 or 7 of the Plan the performance target or condition, such substitution, variation or waiver shall:


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     19.4 be reasonable in the circumstances; and

     19.5 produce a fairer measure of performance and be neither materially more nor less difficult to satisfy.

20.  EXERCISE OF OPTIONS BY LEAVERS

     The period during which an Option shall remain exercisable following cessation of employment shall be stated in the Option Agreement which period may not thereafter be altered.

21.  LATEST DATE FOR EXERCISE OF OPTIONS

     The period (term) during which an Option shall remain exercisable shall be stated in the Grant Documentation and any Option not so exercised by that time shall lapse immediately.

22.  MATERIAL INTEREST

     An Option may not be exercised if the Option Holder then has, or has had within the preceding twelve months, a Material Interest in a Close Company which is the Company or which is a company which has Control of the Company or which is a member of a Consortium which owns the Company.

23.  MANNER OF PAYMENT FOR SHARES ON EXERCISE OF OPTIONS

     The amount due on the exercise of an Option shall be paid in cash or by cheque or banker's draft and may be paid out of funds provided to the Option Holder on loan by a bank, broker or other person, although not by promissory note as provided by section 4.b.(3) of the Plan. Notwithstanding subsection 4.b.(3)(i) of the Plan, the amount may not be paid by the transfer to the Company of Shares or any other shares or securities. The date of exercise of an Option shall be the date on which the Company receives the amount due on the exercise of the Option.

24.  ISSUE OR TRANSFER OF SHARES ON EXERCISE OF OPTIONS

     Subject only to compliance by the Optionee with the rules of the Sub-Plan and to any delay necessary to complete or obtain:

     24.1 the listing of the Shares on any Stock Exchange on which Shares are then listed;

     24.2 such registration or other qualification of the Shares under any applicable law, rule or regulation as the Company determines is necessary or desirable,

     the Company shall, as soon as reasonably practicable and in any event not later than thirty days after the date of exercise of an Option, issue or transfer to the Option Holder, or procure the issue or transfer to the Option Holder of, the number of shares of Stock specified in the notice of exercise and shall deliver to the Option Holder, or procure the delivery to the Option Holder of, a Share


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     Certificate in respect of such Shares together with, in the case of the partial exercise of an Option, an Option Agreement endorsed to show the unexercised part of the Option.

     24.3 The exercise of an Option shall only be effective once the Option Holder has made provision for the payment or withholding of any taxes required to be withheld in accordance with the applicable law of any foreign jurisdiction in respect of the exercise of the Option or the receipt of the Stock.

25.  DEATH OF OPTION HOLDER

     If an Option Holder dies, his personal representatives shall be entitled to exercise his Options for the period specified in the Grant Documentation, which shall in no event be later than the twelve month period following his death. If not so exercised the Options shall lapse immediately.

26.  CHANGE IN CONTROL OF THE COMPANY

26.1 EXCHANGE OF OPTIONS

     If a company ("Acquiring Company") obtains Control of the Company as a result of making:

          26.1.1 a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

          26.1.2 a general offer to acquire all the shares in the Company of the same class as the Shares an Option Holder may, at any time during the period set out in rule 26.2, by agreement with the Acquiring Company, release his Option in whole or in part in consideration of the grant to him of a New Option which is equivalent to the Option but which relates to shares ("New Shares") in:

          26.1.3 the Acquiring Company;

          26.1.4 a company which has Control of the Acquiring Company; or

          26.1.5 a company which either is, or has Control of, a company which is a member of a Consortium which owns either the Acquiring Company or a company having Control of the Acquiring Company.

26.2 PERIOD ALLOWED FOR EXCHANGE OF OPTIONS

     The period referred to in rule 26.1 is the period of six months beginning with the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.


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26.3 MEANING OF "EQUIVALENT"

     The New Option shall not be regarded for the purpose of this rule 26 as equivalent to the Option unless:

     26.3.1 the New Shares satisfy the conditions in paragraphs 10 to 14 of
            Schedule 9 to ICTA 1988; and

     26.3.2 save for any performance target or other condition imposed on the exercise of the Option, the New Option will be exercisable in the same manner as the Option and subject to the provisions of the Sub-Plan as it had effect immediately before the release of the Option; and

     26.3.3 the total market value, immediately before the release of the Option, of the Shares which were subject to the Option is equal to the total market value, immediately after the grant of the New Option, of the New Shares (market value being determined for this purpose in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992); and

     26.3.4 the total amount payable by the Option Holder for the acquisition of the New Shares under the New Option is equal to the total amount that would have been payable by the Option Holder for the acquisition of the Shares under the Option.

26.4 DATE OF GRANT OF NEW OPTION

     The date of grant of the New Option shall be deemed to be the same as the Date of Grant of the Option.

26.5 APPLICATION OF SUB-PLAN TO NEW OPTION

     In the application of the Sub-Plan to the New Option, where appropriate, references to "Company" and "Shares" shall be read as if they were references to the company to whose shares the New Option relates and the New Shares respectively, save that in the definition of "Board" the reference to "Company" shall be read as if it were reference to Charles River Laboratories International, Inc.

26.6 INTERACTION WITH SECTION 5.a. OF THE PLAN

     26.6.1 Reference in Section 5.a. of the Plan to assumption of Options, shall be disapplied for the purposes of the Sub-Plan, as shall references to the substitution of options, to the extent this is inconsistent with the provisions of this Rule 26.


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     26.6.2 In the event that a change of control does not fall within the meaning set out in Rule 26.1, or where it does, but the Acquiring Company does not agree to grant a New Option, or if the proposed New Option would not be regarded as `equivalent' in accordance with Rule 26.3, the outstanding Option shall be exercisable in accordance with
            Section 5.a. of the Plan.

26.7 COMMON STOCK SUBJECT TO OPTIONS CEASING TO FALL WITHIN RULE 9

     26.7.1 Notwithstanding Section 5(a) of the Plan, if the rights carried by the shares of Stock subject to an Option are altered in such a way that the shares of Stock cease to satisfy the conditions in paragraphs 10 to 14 of Schedule 9 to ICTA 1988:

     26.7.2 the Board shall, as soon as reasonably practicable, notify the Inland Revenue;

     26.7.3 rule 9 shall be amended by the deletion of the words "and shall at all times comply with the requirements of paragraphs 10 to 14 of
            Schedule 9 to ICTA 1988"; and

     26.7.4 the Sub-Plan shall continue to exist but, if the Inland Revenue withdraws approval of the Sub-Plan under Schedule 9 to ICTA 1988, as a non Inland Revenue approved scheme, rules 26.1 to 26.5 shall cease to apply.

27.  RIGHTS ATTACHING TO SHARES ISSUED ON EXERCISE OF OPTIONS

     All Shares issued on the exercise of an Option shall, as to any voting, dividend, transfer and other rights, including those arising on a liquidation of the Company, rank equally in all respects and as one class with the Shares in issue at the date of such exercise save as regards any rights attaching to such Shares by reference to a record date prior to the date of such exercise.

28.  AMENDMENT OF SUB-PLAN

     Notwithstanding Section 7 of the Plan, no amendment of the Sub-Plan, whether taking the form of an amendment of the Plan or this schedule, shall take effect until it has been approved by the Inland Revenue.

29.  ADJUSTMENT OF OPTIONS

     Notwithstanding subsection 5(b) of the Plan, no adjustment may be made to an Option unless the adjustment is permitted by paragraph 29(7) of Schedule 9 ICTA 1988 and until it has been approved by the Inland Revenue.

30.  EXERCISE OF DISCRETION BY ADMINISTRATOR

     In exercising any discretion which it may have under the Sub-Plan, the Administrator shall act fairly and reasonably.


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31.  DISAPPLICATION OF CERTAIN PROVISIONS OF PLAN

     The provisions of the Plan dealing with:

     31.1 stock appreciation rights;

     31.2 unrestricted stock;

     31.3 deferred stock;

     31.4 cash performance awards;

     31.5 other performance awards;

     31.6 grants of cash or loans;

     31.7 incentive stock options;

     31.8 section 4.a.(3) - alternative settlements

     31.1 section 4.a.(5) - Vesting etc;31.9 31.10 section 4.a.(7) - dividend equivalents; holding back Shares in satisfaction of the exercise price or tax withholding requirements in sections 2 and 4.a.(6); and

     31.12 in sections 1 and 7 to modifying, waiving, amending etc the terms of an Option subsequent to grant, other than as permitted by Rules 19 and 29,

     shall not form part of, and shall be disapplied for the purposes of the Sub-Plan.


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